                                                                     EXHIBIT 3.3

                ADOPTED BY THE BOARD OF DIRECTORS MAY 13, 1991
                             AMENDED AND RESTATED
                                    BYLAWS
                                      OF
                      PUBLIC STORAGE PROPERTIES XI, INC.

                                   ARTICLE I

                                  Definitions
                                  -----------

        Section 1. "Bylaws" shall mean these bylaws as amended, restated or modified from time to time. References in these bylaws to "hereof," "herein" and "hereunder" shall be deemed to refer to these bylaws and shall not be limited to the particular article or section in which such words appear.

        Section 2. "Code" shall mean the Internal Revenue Code of 1986, as now enacted or hereafter amended, or successor statutes and regulations promulgated thereunder.

        Section 3. "General Partners" shall mean PSI Associates II, Inc. and B. Wayne Hughes.

        Section 4. "Independent Directors" shall mean directors who are not affiliated with PSI or any of its affiliates (other than by reason of the person's status as a director of the corporation or any other real estate investment trusts organized by or affiliated with PSI), whether by ownership of, ownership interest in, employment by, service as an officer of, or material business or professional relationship with PSI or its affiliates.

        Section 5. "PSI" shall mean Public Storage, Inc., a California corporation.

        Section 6. "Partnership" shall mean Public Storage Properties XI, Ltd., a California limited partnership, which previously owned all of the properties initially acquired by the corporation for investment.

        Section 7. "Partnership Agreement" shall mean the Amended and Restated Certificate and Agreement of Limited Partnership of the Partnership, dated as of December 27, 1983.

        Section 8. "Public Storage Properties REIT" shall mean any one of the REITs formed to succeed to the business of (i) a public limited partnership organized by PSI between 1980 and 1988 to develop and construct mini warehouses and, to a lesser extent, business parks, (ii) Partners Preferred Yield, Ltd., a California Limited Partnership, which was organized by PSI in 1987, (iii) Partners Preferred Yield II, Ltd., a California Limited Partnership, which was organized by PSI in 1988 or

(iv) Partners Preferred Yield III, Ltd., a California Limited Partnership, which was organized by PSI in 1988.

        Section 9. "Purchase Price" shall have the same meaning as set forth in the Partnership Agreement.

        Section 10. "REIT" and "real estate investment trust" shall mean a real estate investment trust as defined in Sections 856 to 860 of the Code.

        Section 11. "REIT-Qualifying Income" shall mean that income described in
Section 856(c) of the Code, or any successor provisions.

        Section 12. "Reorganization" shall mean the transactions described in the corporation's Registration Statement on Form S-4, as amended, originally filed with the Securities and Exchange Commission on or about June 20, 1990.

        Section 13. "securities of the corporation" shall mean any securities issued by the corporation.

        Section 14. "shareholders" shall mean, as of any particular time, all holders of record of outstanding shares at such time.

        Section 15. "shares" shall mean shares of the common stock of the corporation.

        Section 16. General. Whenever a term is defined in these bylaws in the
                    -------
singular, the plural of such term may also be used in these bylaws as a defined term and, similarly, whenever a term is defined in the plural, the singular of such term may also be used as a defined term hereunder.

                                  ARTICLE II

                                    Offices
                                    -------

        Section 1. Principal Executive Office. The principal executive office
                   --------------------------
for the transaction of the business of the corporation is hereby fixed and located at 600 North Brand Boulevard, in the City of Glendale, County of Los Angeles, State of California. The Board of Directors may change the principal executive office from one location to another. Any such change shall be noted on the bylaws opposite this section, or this section may be amended to state the new location.

        Section 2. Other Offices. The board of directors may at any time
                   -------------
establish branch or subordinate offices at any place or places where the corporation is qualified to do business.

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                                  ARTICLE III

                           Meetings of Shareholders
                           ------------------------

        Section 1. Place of Meetings. Meetings of shareholders shall be held at
                   -----------------
any place within or outside the State of California designated by the board of directors. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the corporation.

        Section 2. Annual Meeting. The annual meeting of shareholders shall be
                   --------------
held each year on a date and at a time designated by the board of directors. The date so designated shall be within fifteen (15) months after the last annual meeting. At each annual meeting directors shall be elected and any other proper business may be transacted.

        Section 3. Special Meeting. A special meeting of the shareholders may be
                   ---------------
called at any time by the board of directors, or by the chairman of the board, or by the president, or by one or more shareholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting.

        If a special meeting is called by any person or persons other than the board of directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, any vice president or the secretary of the corporation. The officer receiving the request shall cause the notice to be promptly given to the shareholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article III, that a meeting will be held at the time requested by the person or persons calling the meeting not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the board of directors may be held.

        Section 4.  Notice of Shareholders' Meetings. All notices of
                    --------------------------------
meetings of shareholders shall be sent or otherwise given in accordance with
Section 5 of this Article III not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be

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elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election.

        If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest within the meaning of Section 310 of the Corporations Code of California, (ii) an amendment of the articles of incorporation pursuant to
Section 902 of the Code, (iii) a reorganization of the corporation pursuant to
Section 1201 of that Code, (iv) a voluntary dissolution of the corporation pursuant to Section 1900 of that Code, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares pursuant to Section 2007 of that Code, the notice shall also state the general nature of that proposal.

        Section 5. Manner of Giving Notice; Affidavit of Notice. Notice of any
                   --------------------------------------------
meeting of shareholders shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or is so given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or telegraphic or other written communication to the corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

        If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand of the shareholder at the principal executive office of the corporation for a period of one (1) year from the date of the giving of the notice.

        An affidavit of the mailing or other means of giving any notice of any shareholders' meeting shall be executed by the secretary, assistant secretary or any transfer agent of the corporation giving the notice, and shall be filed and maintained in the minute book of the corporation.

        Section 6. Quorum. Subject to the requirements of Section 14 of this
                   -------
Article III, the presence in person or by proxy of the holders of a majority of the shares entitled to vote in any meeting of shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the

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withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

        Section 7. Adjourned Meeting; Notice. Any shareholders' meeting, annual
                   -------------------------
or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 6 of this
Article III.

        When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the board of directors shall set a new record date. Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article III. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

        Section 8. Voting. The shareholders entitled to vote at any meeting of
                   ------
shareholders shall be determined in accordance with the provisions of Section 11 of this Article III, subject to the provisions of Sections 702 to 704, inclusive, of the Corporations Code of California (relating to voting shares held by a fiduciary, in the name of a corporation or in joint ownership). The shareholders' vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than elections of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares that the shareholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of directors) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by California General Corporation Law or by the articles of incorporation or by these bylaws. The approval of the shareholders shall be required for (i) the sale, exchange or pledge of all or essentially all of the corporation's assets in a single transaction or in a series of transactions that are part of a single plan and
(ii) the issuance of shares of, or debt securities convertible into, capital stock of the corporation (other than shares to be issued in the Reorganization or shares to be issued upon conversion of or in exchange for shares to be issued in the Reorganization).

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

        At a shareholders' meeting at which directors are to be elected, no shareholder shall be entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of the shareholder's shares) unless the candidates' names have been placed in nomination prior to commencement of the voting and a shareholder has given notice prior to commencement of the voting of the shareholder's intention to cumulate votes. If any shareholder has given such a notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

        Section 9.  Waiver of Notice of Consent by Absent Shareholders. The
                    --------------------------------------------------
transactions of any meeting of shareholders, either annual or special, however called and noticed and wherever held, shall be as valid as though had a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote who was not present in person or by proxy, or who, though present, has at the beginning of the meeting properly objected to the transaction of any business because the meeting was not lawfully called or convened, or to particular matters of business legally required to be included in the notice but not so included, signs a written waiver of notice or a consent to a holding of the meeting or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 4 of this Article III, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

        Section 10. Shareholder Action by Written Consent Without a Meeting. Any
                    -------------------------------------------------------
action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent, in writing, setting forth the action so taken is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. In the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time to fill a vacancy on the board of directors that has not been filled by the directors by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors. All such consents shall be filed with the

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

secretary of the corporation and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder's proxy holders, or a transferee of the shares, or a personal representative of the shareholder or their respective proxy holders may revoke the consent by a writing received by the secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

        If the consents of all shareholders entitled to vote have not been solicited in writing and if the unanimous written consent of all such shareholders shall not have been received, the secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. This notice shall be given in the manner specified in Section 5 of this Article
III. In the case of approval of (i) contracts or transactions in which a director has a direct or indirect financial interest pursuant to Section 310 of the Corporations Code of California, (ii) indemnification of agents of the corporation pursuant to Section 317 of that Code, (iii) a reorganization of the corporation pursuant to Section 1201 of that Code, and (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares pursuant to Section 2007 of that Code, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.

        Section 11. Record Date for Shareholder Notice, Voting, and Giving
                    ------------------------------------------------------
Consents. For purposes of determining the shareholders entitled to notice of any
--------
meeting or to vote or entitled to give consent to corporate action without a meeting, the board of directors may fix, in advance, a record date which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting, and in this event only shareholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the California General Corporation Law.

        If the board of directors does not so fix a record date:

             (a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

             (b) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting (i) when no prior action by the board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the board has been taken, shall be at the close of business on the day on which the board adopts the resolution relating to that action, or the sixtieth (60th) day before the date of such other action, whichever is later.

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        Section 12. Proxies. Every person entitled to vote for directors or on
                    -------
any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder's attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the Corporations Code of California.

        Section 13. Inspectors of Election. Before any meeting of shareholders,
                    ----------------------
the board of directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three
(3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any shareholder or a shareholder's proxy shall, appoint a person to fill that vacancy.

        These inspectors shall:

             (a) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;

             (b)  receive votes, ballots or consents;

             (c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

             (d)  count and tabulate all votes or consents;

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                (e)  determine when the polls shall close;

                (f)  determine the result; and

                (g) do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

        Section 14. Voting of Series B and Series C Shares. During the period
                    --------------------------------------
prior to the conversion of the General Partners' Series B shares and Series C shares into Series A shares, the General Partners, and any successor in interest, will vote their Series B shares and Series C shares with the holders of a majority of outstanding Unaffiliated (as defined below) Series A shares entitled to vote (i) in all shareholder matters voted on by the General Partners or their successors in interest as holders of Series B shares and Series C shares, other than the election and removal of directors and other proposals relating to the control of the corporation and its business and (ii) for certain amendments to this Section 14 of Article III, as provided in Section 1 of
Article XI. This Section 14 does not apply to the General Partners' (or their successors in interests) voting of their Series A shares (including Series A shares issued upon conversion of the Series B shares and Series C shares). For purposes of this Section 14, (a) the following will not be considered proposals relating to the control of the corporation: (i) a proposed consolidation (without regard to the form of such consolidation) of the corporation with one or more other Public Storage Properties REITs or with an entity created to succeed to or hold the properties or securities of the corporation or one or more of the Public Storage Properties REITs or with an affiliate of PSI or B. Wayne Hughes, (ii) a proposal for the sale of all or substantially all of the corporation's properties made by PSI or B. Wayne Hughes, (iii) a proposal for the sale of all or substantially all of the corporation's properties or for a corporate reorganization as to which shareholder approval is required under applicable law, that in either case is supported by an independent appraisal and in either case has been approved by the Disinterested Directors (as defined below), (iv) a proposal for the sale of all or substantially all of the corporation's properties, or for a corporate reorganization as to which shareholder approval is required under applicable law, to or with, as the case may be, a person that is not a shareholder, or an affiliate of a shareholder, of the corporation, that in either case is supported by an independent appraisal and with respect to which the Disinterested Directors of the corporation have abstained and (v) a proposal for the sale of all or substantially all of the corporation's properties, or for a corporate reorganization as to which shareholder approval is required under applicable law, to or with, as the case may be, a shareholder, or an affiliate of a shareholder, of the corporation, that in either case is supported by an independent appraisal and a fairness opinion from a major investment banking firm and with respect to which the Disinterested Directors of the corporation have abstained; (b) (b) "Unaffiliated" means unaffiliated with PSI or B. Wayne Hughes, provided that, in the case of a

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proposal for the sale of all or substantially all of the corporation's properties or for a corporate reorganization as to which shareholder approval is required under applicable law, to or with, as the case may be, a shareholder, or an affiliate of a shareholder as set forth in clause (vi) above, Unaffiliated means unaffiliated with PSI or B. Wayne Hughes or such shareholder; (c) "Disinterested Directors" shall mean the original Independent Directors of the corporation or any successor Independent Directors elected or appointed with the approval of the holders of the Series B and Series C shares; and (d) a holder of Series A shares shall be deemed affiliated with PSI or B. Wayne Hughes or such shareholders, as applicable, if such holder is: (i) an "immediate family member" (as defined below) of B. Wayne Hughes or such shareholder; (ii) a person who directly or indirectly through one or more intermediaries controls or is controlled by or under common control with B. Wayne Hughes or PSI or such shareholder; (iii) a director, officer, employee or general partner of, or serves in any similar capacity with respect to, PSI or B. Wayne Hughes or such shareholder; (iv) a person with respect to which PSI or B. Wayne Hughes or such shareholder serves as a director, officer, general partner, trustee or similar capacity; (v) a person who is directly or indirectly the beneficial owner of 10% or more of any class of equity securities of PSI or such shareholder; and (vi) a person in which PSI or B. Wayne Hughes or such shareholder directly or indirectly owns 10% or more of any class of equity securities. An "immediate family member" means the spouse, parent, parent-in-law, issue, nephew, niece, brother, sister, brother-in-law, sister-in-law, child-in-law, grandchild and grandchild-in-law.

                                  ARTICLE IV

                                   Directors
                                   ---------

        Section 1.  Powers.  Subject to the provisions of the California General
                    ------
Corporation Law and any limitations in the articles of incorporation and these bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

        Without prejudice to these general powers and subject to the same limitations, the directors shall have the power to:

              (a) select and remove all officers, agents and employees of the corporation; prescribe any powers and duties for them that are consistent with law, with the articles of incorporation and with these bylaws; fix their compensation; and require from them security for faithful service.

              (b) change the principal executive office or the principal business office in the State of California from one location to another; cause the corporation to be qualified to do business in any other state, territory, dependency or country and conduct business within or without the State of California; and designate any place within or without the State of California for the holding of any shareholders' meeting or meetings, including annual meetings.

              (c) adopt, make and use a corporate seal; prescribe the forms of certificates of stock; and alter the form of the seal and certificates.

              (d) authorize the issuance of shares of stock of the corporation on any lawful terms, in consideration of money paid, labor done, services actually rendered, debts or securities cancelled, or tangible or intangible property actually received.

              (e) borrow money and incur indebtedness on behalf of the corporation and cause to be executed and delivered for the corporation's purposes, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations and other evidences of debt and securities.

        Section 2. Number and Qualification of Directors. The number of
                   -------------------------------------
directors of the corporation shall be not less than three (3) nor more than five
(5). The exact number of directors shall be three (3) until changed, within the limits specified above, by a bylaw amending this Section 2, duly adopted by the board of directors or by the shareholders. The indefinite number of directors may be changed, or a definite number fixed without provision for an indefinite number, by a duly adopted amendment to the articles of incorporation or by an amendment to this bylaw duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; subject, however, to such additional voting requirement or limitation as is imposed under applicable law in the case of an amendment reducing the number of directors to a number less than five (5).

        Section 3.  Independent Directors. A majority of directors of the
                    ---------------------
corporation shall be Independent Directors, except for a period of 90 days after the death, removal or resignation of an Independent Director.

        Section 4.  Election and Term of Office of Directors. Directors shall be
                    ----------------------------------------
elected at each annual meeting of the shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

        Section 5. Vacancies. Vacancies in the board of directors may be filled
                   ---------
by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote. Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

        A vacancy or vacancies in the board of directors shall be deemed to exist in the event of the death, resignation or removal of any director, or if the board of directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of directors is increased, or if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the number of directors to be voted for at that meeting.

        The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

        Any director may resign effective on giving written notice to the chairman of the board, the president, the secretary or the board of directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

        No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

        Section 6. Place of Meetings and Meetings by Telephone. Regular meetings
                   -------------------------------------------
of the board of directors may be held at any place within or outside the State of California that has been designated from time to time by resolution of the board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board shall be held at any place within or outside the State of California that has been designed in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another, and all such directors shall be deemed to be present in person at the meeting.

        Section 7.  Annual Meeting. Immediately following each annual meeting of
                    --------------
shareholders, the board of directors shall hold a regular meeting for the purpose of organization, any desired election of officers and the transaction of other business. Notice of this meeting shall not be required.

        Section 8.  Other Regular Meetings. Other regular meetings of the
                    ----------------------
board of directors shall be held without call at such time as shall from time to time be fixed by the board of directors. Such regular meetings may be held without notice.

        Section 9.  Special Meetings. Special meetings of the board of
                    ----------------
directors for any purpose or purposes may be called at any time by the chairman of the board or the president or any vice president or the secretary or any two directors.

        Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. In case the notice is delivered personally or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting. In addition, the place of the meeting need not be specified if it is to be held at the principal executive office of the corporation.

        Section 10. Quorum. A majority of the authorized number of directors
                    ------
shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 11 of this Article IV. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of Section 310 of the Corporations Code of California (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 311 of that Code (as to appointment of committees), and Section 317(e) of that Code (as to indemnification of directors). Notwithstanding the foregoing, the following shall require the approval of a majority of the Independent Directors: (i) allocations by PSI of rent, compensation of personnel and related overhead expenses among the corporation and other entities utilizing the same overhead and (ii) the compensation payable to the directors which are not Independent Directors and to the officers and employees of the corporation. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

        Section 11. Waiver of Notice. The transactions of any meeting of the
                    ----------------
board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present or who though present or who though present has prior to the meeting or at its commencement protested the lack of proper notice to him, signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

        Section 12. Adjournment. A majority of the directors present, whether or
                    -----------
not constituting a quorum, may adjourn any meeting to another time and place.

        Section 13. Notice of Adjournment. Notice of the time and place of
                    ---------------------
holding an adjourned meeting need not be given unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting in the manner specified in Section 8 of this Article IV to the directors who were not present at the time of the adjournment.

        Section 14. Action Without Meeting. Any action required or permitted to
                    ----------------------
be taken by the board of directors may be taken without a meeting if all members of the board shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. Such written consent or consents shall be filed with the minutes of the proceedings of the board.

        Section 15. Fees and Compensation of Directors. Subject to the
                    ----------------------------------
provisions of Section 9 of this Article IV, directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the board of directors. This Section 14 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation for those services.

                                  ARTICLE V

                                  Committees
                                  ----------

        Section 1. Committees Of Directors. The board of directors may, by
                   -----------------------
resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the board. The board may designate one or more directors as alternate members of any committee who may replace any absent member at any meeting of the committee. Any committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to:

                   (a) the approval of any action which, under the General Corporation Law of California, also requires shareholders' approval or approval of the outstanding shares;

                   (b) the filling of vacancies on the board of directors or in any committee;

                   (c) the fixing of compensation of the directors for serving on the board or on any committee;

                   (d) the amendment or repeal of bylaws or the adoption of new bylaws;

                   (e) the amendment or repeal of any resolution of the board of directors which by its express terms is not so amendable or repealable;

                   (f) a distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the board of directors; or

                   (g) the appointment of any other committees of the board of directors or the members of these committees.

        Section 2. Meetings and Action of Committees. Meetings and action of
                   ---------------------------------
committees shall be governed by, and held and taken in accordance with, the provisions of Article IV of these bylaws, Sections 5 (place of meetings), 7 (regular meetings), 8 (special meetings and notice), 9 (quorum), 10 (waiver of notice), 11 (adjournment), 12 (notice of adjournment), and 13 (action without meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members, except that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee; special meetings of committees may also be called by resolution of the board of directors; and notice of special meetings of committees shall also be given to all alternate members who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

                                  ARTICLE VI

                                   Officers
                                   --------

        Section 1. Officers. The officers of the corporation shall include a
                   --------
president, a secretary and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice presidents, a treasurer, one or more assistant secretaries, one or more assistant treasurers and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article VI. If there is a treasurer, he shall be the chief financial officer unless some other person is so appointed by the board of directors. Any number of offices may be held by the same person.

        Section 2. Election of Officers. The officers of the corporation, except
                   --------------------
such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article VI, shall be chosen by the board of directors, and each shall service at the pleasure of the board, subject to the rights, if any, of an officer under any contract of employment.

        Section 3. Subordinate Officers. The board of directors may appoint, and
                   --------------------
may empower the chairman of the board or president to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the board of directors may from time to time determine.

        Section 4. Removal and Resignation of Officer. Subject to the rights,
                   ----------------------------------
if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors, at any regular or special meeting of the board or, except in case of an officer chosen by the board of directors, by an officer upon whom such power of removal may be conferred by the board of directors. Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

        Section 5. Vacancies in Offices. A vacancy in any office because of
                   --------------------
death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office.

        Section 6. Chairman of the Board. The chairman of the board, if such an
                   ---------------------
officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by the bylaws. If there is no president, the chairman of the board shall in addition be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 7 of this Article VI. The chairman of the board may be the chief executive officer of the corporation, notwithstanding that there is a president, if the board of directors so determines.

        Section 7. President. Subject to such supervisory powers, if any, as may
                   ---------
be given by the board of directors to the chairman of the board, if there be such an officer, the president shall, subject to the control of the board of directors, have general supervision, direction and control of the business and the officers of the corporation. In the absence of the chairman of the board, or if there be none, he shall preside at all meetings of the shareholders and at all meetings of the board of directors. He shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such powers and duties as may be prescribed by the board of directors or the bylaws. The president shall be the chief executive officer of the corporation unless the chairman of the board, if any, is so designated.

        Section 8. Vice Presidents. In the absence or disability of the
                   ---------------
president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors or the bylaws and the president or the chairman of the board.

        Section 9. Secretary. The secretary shall keep or cause to be kept, at
                   ---------
the principal executive office or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and shareholders, with the time and place of holding, whether regular or special and, if special, how authorized, the notice given, the names of those present at directors' meetings or committee meetings, the number of shares present or represented at shareholders' meetings and the proceedings.

        The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

        The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors required by the bylaws or by law to be given, and he shall keep the seal of the corporation if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by the bylaws.

        Section 10. Chief Financial Officer. The chief financial officer shall
                    -----------------------
keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

        The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the board of directors or the bylaws.

                                  ARTICLE VII

                        Indemnification of Directors,
                     Officers. Employees and Other Agents
                     ------------------------------------

        The corporation shall indemnify each of its agents to the maximum extent permitted by the California General Corporation Law, as the same exists on the date of adoption of these bylaws or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the corporation to provide broader indemnification rights than were permitted prior to such amendment or interpretation), against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of the corporation. For purposes of this Article, an "agent" of the corporation includes any person who is or was a director, officer, employee, or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

                                 ARTICLE VIII

                             Records and Reports.
                             -------------------

        Section 1. Maintenance and Inspection of Share Register. The corporation
                   --------------------------------------------
shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the board of directors, a record of its shareholders, giving the names and addresses of all shareholders, the number of shares and the class or series of shares held by each shareholder and the number of certificates, if any, representing the shares.

        A shareholder or shareholders of the corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation may (i) inspect and copy the records of shareholders' names and addresses and shareholdings during usual business hours on five (5) days prior written demand on the corporation, and (ii) obtain from the transfer agent of the corporation, on written demand and on the tender of such transfer agent's usual charges for such list, a list of the shareholders' name and addresses who are entitled to vote for the election of directors and their shareholdings as of the most recent record date for which that list has been compiled or as of a date specified by the shareholder after the date of demand. This list shall be made available to any such shareholder by the transfer agent on or before the later of five (5) days after the demand is received or the date specified in the demand as the date as of which the list is to be compiled. The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. Any inspection and copying under this Section 1 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

        Section 2. Maintenance and Inspection of Bylaws. The corporation shall
                   ------------------------------------
keep at its principal executive office, or if its principal executive office is not in the State of California, at its principal business office in this state, the original or a copy of the bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in this state, the secretary shall, upon the written request of any shareholder, furnish to that shareholder a copy of the bylaws as amended to date.

        Section 3.  Maintenance and Inspection of Other Corporate Records. The
                    -----------------------------------------------------
accounting books and records and minutes of proceedings of the shareholders and the board of directors and any committee or committees of the board of directors shall be kept at such place or places designated by the board of directors or, in the absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

        Section 4. Inspection by Director. Every director shall have the
                   ----------------------
absolute right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

        Section 5. Annual Report to Shareholders. The board of directors shall
                   -----------------------------
cause an annual report to be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal year adopted by the corporation. This report shall be sent at least fifteen (15) (or if sent by third-class mail, thirty-five (35)) days before the annual meeting of shareholders to be held during the next fiscal year and in the manner specified in Section 5 of Article III of these bylaws for giving notice to shareholders of the corporation. The annual report shall contain a balance sheet as of the end of the fiscal year and an income statement and statement of changes in financial position for the fiscal year, prepared in accordance with generally accepted accounting principles applied on a consistent basis and accompanied by any report of independent accountants.

        Section 6. Disclosure on Distribution. Any distribution of income or
                   --------------------------
capital assets of the corporation to holders of securities of the corporation other than its promissory notes shall be accompanied by a written statement disclosing the source of the funds distributed. If, at the time of distribution, this information is not available, a written explanation of the relevant circumstances shall accompany the distribution and the written statement disclosing the source of the funds distributed shall be sent to such holders not later than seventy-five (75) days after the close of the fiscal year in which the distribution was made.

        Section 7.  Financial Statements. A copy of any annual financial
                    --------------------
statement and any income statement of the corporation for each quarterly period of each fiscal year and any accompanying balance sheet of the corporation as of the end of each such period that has been prepared by the corporation shall be kept on file in the principal executive office of the corporation for twelve (12) months, and each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any such statement or a copy shall be mailed to any such shareholder.

        If a shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the corporation makes a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the then current fiscal year ended more than thirty (30) days before the date of the request, and a balance sheet of the corporation as of the end of that period, the chief financial officer shall cause that statement to be prepared, if not already prepared, and shall deliver personally or mail that statement or statements to the person making the request within thirty (30) days after the receipt of the request. If the corporation has not sent to the shareholders its annual report for the last fiscal year, this report shall likewise be delivered or mailed to the shareholder or shareholders within thirty (30) days after the request.

        The corporation shall also, on the written request of any shareholder, mail to the shareholder a copy of the last annual, semiannual or quarterly income statement which it has prepared, and a balance sheet as of the end of that period.

        The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that the financial statements were prepared without audit from the books and records of the corporation.

        Section 8. Annual Statement of General Information. The corporation
                   ---------------------------------------
shall, during the period commencing on January 1st and ending on June 30th in each year, file with the Secretary of State of the State of California, on the prescribed form, a statement setting forth the authorized number of directors, the number of vacancies on the board of directors the names and complete business or residence addresses of all incumbent directors, the names and complete business or residence addresses of the chief executive officer, secretary and chief financial officer, the street address of its principal executive office or principal business office in this state, and the general type of business constituting the principal business activity of the corporation, together with a designation of the agent of the corporation for the purpose of service of process, all in compliance with Section 1502 of the Corporations Code of California.

                                  ARTICLE IX

                           General Corporate Matters
                           -------------------------

        Section 1.  Record Date for Purposes Other than Notice and Voting.
                    -----------------------------------------------------
For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than action by shareholders by written consent without a meeting), the board of directors may fix, in advance, a record date which shall not be more than sixty (60) days before any such action, and in that case only shareholders of record on the date so fixed are entitled to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the California General Corporation law.

        If the board of directors does not so fix a record date, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

        Section 2.  Checks, Drafts, Evidence of Indebtedness.
                    ----------------------------------------
All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as set from time to time shall be determined by resolution of the board of directors.

        Section 3.  Corporate Contracts and Instruments; How Executed.
                    -------------------------------------------------
The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

        Section 4.  Certificates for Shares.  Each shareholder shall be
                    -----------------------
entitled to a certificate or certificates for shares of the capital stock of the corporation signed in the name of the corporation by the chairman of the board or vice chairman of the board, or the president or vice president, and by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent or registrar at the date of issue.

        Section 5. Lost Certificates. Except as provided in this Section 5, no
                   -----------------
new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the corporation and cancelled at the same time. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the board may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

        Section 6. Representation of Shares of Other Corporations. The chairman
                   ----------------------------------------------
of the board, the president or any vice president, or any other person authorized by resolution of the board of directors or by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority granted to these officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.

        Section 7. Shareholders' Disclosure; Directors' Right to Refuse To
                   -------------------------------------------------------
Transfer Shares; Limitation on Holdings; Repurchase of Shares.
-------------------------------------------------------------

              (a) The shareholders shall upon demand disclose to the directors in writing such information with respect to direct and indirect ownership of the shares as the directors deem necessary to comply with the requirements of any taxing authority or governmental agency.

              (b) Whenever it is deemed by them to be reasonably necessary to protect the tax status of the corporation as a REIT, the directors may require a statement or affidavit from each proposed transferee of shares setting forth the number of shares already owned by him and any related person specified in the form prescribed by the directors and, in connection therewith, if the proposed transfer shall cause the transferee to hold Excess shares, the directors shall have the right, but not a duty, to refuse to transfer the shares to the proposed transferee. All contracts for the sale or other transfer of shares shall be subject to this provision.

              (c) Notwithstanding any other provision of these Bylaws to the contrary and subject to the provisions of Section 7(f) of this Article IX, the corporation may prohibit any person from directly or indirectly acquiring ownership (beneficial or otherwise) in the aggregate of more than 4% of the outstanding shares of the corporation (the "Limit"). Shares owned by a person or group of persons in excess of the Limit at any time shall be deemed "Excess Shares." If any person knowingly holds Excess Shares, the person shall immediately notify the Company of that fact. If any person knowingly holds Excess Shares and the corporation loses its REIT qualification under the Code or becomes a personal holding company, such person shall indemnify and hold harmless the corporation for the full amount of any liabilities, damages and expenses (including increased corporate taxes, attorneys' fees and administrative costs) resulting from the corporation's loss of its REIT qualification and the costs of requalification. For the purposes of this Section 7 of Article IX, "person" shall have the meaning set forth in
Section 7701(a)(1) of the Code and shall also mean any partnership, limited partnership, syndicate or other group deemed to be a "person" pursuant to
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; and a person shall be deemed to own (i) shares actually owned by such person, (ii) shares constructively owned by such person after applying the rules of Section 856(h) of the Code, and (iii) shares of which such person is beneficial owner as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934. All shares which any person has the right to acquire upon exercise of outstanding rights, options and warrants, and upon conversion of any securities convertible into shares, if any, shall be considered outstanding for purposes of the Limit if such inclusion will cause such person to own more than the Limit.

                (d) The corporation may require a holder of Excess Shares to sell the Excess Shares within 30 days of written notice given by the corporation to such holder. If the holder does not sell the Excess Shares within such 30-day period, the board of directors shall have the right to (i) prohibit the holder from voting the Excess Shares, (ii) place any dividends on such Excess Shares in an escrow account for payment when those shares are no longer classified as Excess Shares and (iii) repurchase any or all Excess Shares as set forth below.

                (e) After the 30-day period provided in Section 7(d) of this
Article IX, the directors, by notice to the holder thereof, may repurchase any or all shares that are Excess Shares (including shares that remain or become Excess Shares because of the decrease in outstanding shares resulting from such repurchase), provided that such repurchase complies with the California Corporations Code; and from and after the date of giving of such notice of repurchase ("Repurchase Date"), the shares called for repurchase shall cease to be outstanding and the holder thereof shall cease to be entitled to dividends, voting rights and other benefits with respect to such shares excepting only the right to payment by the corporation of the repurchase price determined and payable as set forth below. The repurchase price of each Excess Share called for repurchase shall be the lesser of (i) its fair market value as reflected by the average daily per share closing sales price if the shares are listed on a national securities exchange, and if the shares are no so listed shall be the mean between the average per share closing bid and asked prices, in each case during the 30 calendar day period ending on the business day prior to the Repurchase Date, or if there have been no sales on a national securities exchange and no published bid quotations and no published asked quotations with respect to shares during such 30 calendar day period, the repurchase price shall be the price determined by the directors in good faith and (ii) its fair market value as determined in clause (i) except that the 30 calendar day period shall end on the business day prior to the date notice is given pursuant to Section 7(d) of this Article IX. Payment of such purchase price shall be made by delivery to the holder of a non-interest bearing promissory note of the corporation payable to the holder only to the extent that the corporation has funds legally available for such purchase and only if any such payment under the note would not otherwise reduce the distributions payable to the other shareholders as if the Excess Shares were still outstanding. Payments on all such notes in any year shall not exceed distributions otherwise allocable to the Excess Shares and in no event more than 5% of REIT Taxable Income.

                (f) The directors in their discretion may exempt from the Limit ownership of certain designated shares while owned by a person who has provided the directors with evidence and assurance acceptable to the directors that the qualification of the corporation as a REIT would not be jeopardized thereby.

                (g) Notwithstanding the preceding provisions, in order to provide added assurance that ownership of the corporation's shares does not become so concentrated as to cause the corporation to fail to qualify as a real estate investment trust for tax purposes, any transfer of shares that would prevent the corporation from continuing to qualify as a real estate investment trust during any period in which the corporation intends to so qualify shall be void ab initio and the intended transferee of the shares shall be deemed never to have an interest in the shares. If the foregoing provision is determined to be void or invalid for any reason, then the transferee of the shares shall be deemed to act as agent for the corporation (or a nominee of the corporation whose ownership interest would not result in disqualification) in acquiring the shares, in which case the transferee shall hold the shares on behalf of the corporation (or its nominee).

        Section 8. Restrictions on Transactions with Affiliates.
                   --------------------------------------------

            (a) The corporation shall not purchase or lease property in which PSI or any of its affiliates have an interest. The provisions of this Section 8(a) notwithstanding, PSI or its affiliates may purchase property in their own name and temporarily hold title thereto for the purpose of facilitating the acquisition of such property, for the corporation, provided that such property is purchased by the corporation for a price no greater than the cost of such property to PSI or its affiliates, including development costs actually incurred by PSI or its affiliates.

                (b) The corporation shall not sell or lease property to PSI or its affiliates, except that the corporation may lease space to PSI or its affiliates for their use, provided that (i) the terms of any such lease are competitive with those contained in leases with persons who are not affiliated with PSI or its affiliates, (ii) the aggregate amount of space rented pursuant to such leases does not exceed 2% of the aggregate net rentable area of the corporation's properties and (iii) neither PSI nor its affiliates receive any property management fees in connection with such leases.

                (c) No loans may be made by the corporation to PSI or any of its affiliates.

                (d) Except as permitted by Section 8(a) of this Article IX, the corporation shall not acquire property from any of the following persons or entities in which PSI or any of its affiliates has an interest: a limited or general partnership, joint venture, unincorporated association or similar organization other than a corporation formed and operated for the primary purpose of investment in and the operation of or gain from an interest or interests in real property.

                (e) The compensation paid to the General Partners or their affiliates for insurance services, property management services and real estate brokerage services shall be competitive in price and terms with persons who are not affiliated with the General Partners or their affiliates rendering comparable services which could reasonably be made available to the corporation at a meeting of the Board of Directors of said corporation held on May 13, 1991.

        Section 9.  Repurchase of Shares. The corporation may purchase or
                    --------------------
reacquire its shares and invest its assets in its own shares, provided, that (i) in each case the consent of the board of directors shall have been obtained;
(ii) until the conversion of the Series B and Series C Shares into Series A Shares, the corporation will not repurchase Series A Shares during any calendar quarter unless the dividend per Series A Share paid or to be paid with respect to such calendar quarter is at least equal to (a) the Partnership distribution per Partnership unit paid or to be paid during the fourth calendar quarter ended December 31, 1990 divided by (b) 25, and (iii) until the conversion of the Series B and Series C shares into Series A shares, the corporation will not repurchase Series A Shares in the event that after such repurchase of Series A Shares, the Series B and Series C Shares (assuming, for this purpose, that such Series B and Series C Shares were converted into Series A Shares on the date of such repurchase) would represent more than 33% of the issued and outstanding Shares. The restriction in clause (ii) does not apply with respect to any calendar quarter as to which the dividend has been reduced because of lower property cash flow.

          Section 10. Legend. Each certificate for shares of the corporation
                      ------
shall bear the following legend:

          "FOR THE CORPORATION TO QUALIFY AS A REIT UNDER THE INTERNAL REVENUE CODE, NOT MORE THAN 50% OF ITS OUTSTANDING SHARES MAY BE OWNED BY FIVE OR FEWER INDIVIDUALS. SECTION 7 OF ARTICLE IX OF THE BY-LAWS PROVIDES THAT THE CORPORATION MAY PROHIBIT ANY PERSON FROM DIRECTLY OR INDIRECTLY ACQUIRING OWNERSHIP (BENEFICIAL OR OTHERWISE) IN THE AGGREGATE OF MORE THAN 4% OF THE OUTSTANDING SHARES OF THE CORPORATION. TO ENFORCE THIS REQUIREMENT, THE DIRECTORS MAY
          GENERALLY CAUSE THE CORPORATION TO REPURCHASE SHARES HELD BY ANY PERSON IN EXCESS OF THE 4% LIMIT. A SHAREHOLDER WHO KNOWINGLY HOLDS EXCESS SHARES IS REQUIRED TO NOTIFY AND INDEMNIFY THE CORPORATION FOR ANY LOSSES THE CORPORATION MAY SUFFER AS A RESULT OF SUCH HOLDINGS. THE DIRECTORS MAY REFUSE TO TRANSFER THE SHARES TO A PROPOSED TRANSFEREE IF THE PROPOSED TRANSFER OF SHARES RESULTS IN OWNERSHIP BY SUCH TRANSFEREE OF MORE THAN 4% OF THE OUTSTANDING SHARES. IN ADDITION, ANY TRANSFER OF SHARES THAT WOULD CAUSE DISQUALIFICATION OF THE CORPORATION AS A REIT SHALL BE VOID AB INITIO. THE CORPORATION WILL FURNISH A COPY OF SECTION 7 OF ARTICLE IX OF THE BYLAWS TO THE REGISTERED HOLDER OF THIS CERTIFICATE UPON REQUEST AND WITHOUT CHARGE."

          Section 11. Proceeds from the Sale or Financing of the Corporation's
                      --------------------------------------------------------
Properties. Until the corporation's Series B and Series C shares are converted
----------
into Series A shares, proceeds (net of reasonable actual expenses) from the sale or financing of the corporation's properties (after establishing reasonable reserves consistent with prior practice) will be distributed to the holders of the Series A shares. This Section 11 does not apply after Series B shares and Series C shares are converted into Series A shares.

          Section 12. Provisions in Conflict with Law or Regulations. The
                      ----------------------------------------------
provisions of these bylaws are severable, and if the directors shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with the provisions of Section 850 through 860 of the Code or with other applicable federal or California laws and regulations, the Conflicting Provisions shall be deemed never to have constituted a part of these bylaws; provided, however, that such determination by the directors shall not affect or impair any of the remaining provisions of these bylaws or render invalid or improper any action taken or omitted (including but not limited to the election of directors) prior to such determination. Such determination shall become effective when a certificate signed by a majority of the directors setting forth any such determination and reciting that it was duly adopted by the directors, shall be filed with the books and records of the corporation. The directors shall not be liable for failure to make any determination under this Section. Nothing in this Section shall in any way limit or affect the right of the directors or the shareholders to amend these bylaws.

        Section 13. Construction. Unless the context requires otherwise, the
                    ------------
general provisions, rules of construction and definitions in the California General Corporation Law shall govern the construction of these bylaws.

                                  ARTICLE X

                               Investment Policy
                               -----------------

        Section 1. Statement of Investment Policy. The general investment policy
                   ------------------------------
of the corporation shall be to engage in any lawful activity for which a corporation may be organized under applicable law.

        Section 2. Restrictions on Investment Objectives. The following
                   -------------------------------------
restrictions on investment objectives shall be observed:

               (a) To provide a source from which to meet contingencies, the corporation may temporarily invest its funds in short-term, highly liquid investments where there is appropriate safety of principal, such as government obligations, certificates of deposit, short-term debt obligations and interest-bearing accounts.

               (b) No investments shall be made in junior trust deeds and other similar obligations except in connection with the sale of the assets of the corporation.

               (c) The corporation shall not reinvest cash flow from operations or cash from sales or refinancing in new properties or projects.

               (d) The corporation shall not obtain any loan secured by an interest in any real estate project unless and until (i) three years shall have elapsed since commencement of operation of such project by the Partnership, (ii) the terms of such loan restrict the lender's recourse to the property securing the loan, (iii) the sum of all distributions to the limited partners of the Partnership and to the shareholders of the corporation which are attributable to that property (including any of the proceeds of such borrowing which are to be distributed) are at least equal to an amount bearing the same proportion to $42,000,000 as the amount invested in the acquisition and developing of such property bears to the portion of the $42,000,000 available to the Partnership for investment in all properties, (iv) the corporation obtains a ruling from the Internal Revenue Service or an opinion of counsel that such borrowing will not cause the corporation income allocable to qualified pension or profit sharing plans to be treated as taxable unrelated debt-financed income and (v) such indebtedness does not exceed 80% of the aggregate appraised values (at the time of such financing) of the real estate projects being financed. There shall be no restrictions on the corporation's right to obtain unsecured loans.

                (e) The corporation does not presently intend to enter into joint venture or partnership agreements. In any event, the corporation will not invest in investment partnerships or joint ventures unless (i) it acquires a controlling interest in the partnership or joint venture owning the property and
(ii) duplicate property management or other fees which would cause a total of all such fees to exceed the limits contained in these bylaws.

                (f) Investments by the corporation in limited partnership interests of partnerships shall be prohibited.

                (g) The corporation will not obtain first mortgage financing, including wrap-around deeds of trust, containing a balloon payment which does not contain the following provisions, unless the prior approval of the California Department of Corporations has been obtained: (i) such balloon payment will not become due and payable prior to the earlier of (a) ten years from the date the Partnership acquired the property, or (b) two years beyond the anticipated holding period of the property, provided that in no event may the balloon payment become due sooner than seven years from the date the Partnership acquired the property, and (ii) such loan will provide for regular payments in an amount which would be sufficient to self-liquidate the loan over a 20- to 35-year period. The foregoing restrictions shall not apply with respect to temporary mortgage loans which mature in less than two years (provided that the corporation has received a commitment for permanent financing), or to secondary financing in an amount equal to less than the ten percent of the Partnership's purchase price of the property. The foregoing restrictions shall also not apply in the event the corporation establishes a reserve sufficient to make a balloon payment and holds such reserve for the purpose of making such balloon payment.

                (h) The corporation shall seek to obtain an independent appraisal or a fairness opinion, as the case may be, necessary to implement any proposal made to shareholders referred to in Section 14 of Article III of these bylaws.

                                  ARTICLE XI

                                  Amendments
                                  ----------

        Section 1. Amendment by Shareholders. New bylaws may be adopted or these
                   -------------------------
bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the articles of incorporation of the corporation are amended in accordance with
Section 2302 of the Corporations Code of California and if such articles of incorporation thereafter set forth the number of authorized directors of the corporation, the authorized number of directors may be changed only by an amendment of the articles of incorporation. During the period prior to the conversion of the General Partners' Series B shares and Series C shares into Series A shares, the General Partners, and any successor in interest, will vote their Series B shares and Series C shares with the holders of a majority of outstanding Unaffiliated (as defined in Section 14 of Article III) Series A shares entitled to vote on all proposals for the amendment of Section 14 of
Article III of these bylaws which would delete or curtail the obligations of the General Partners or their successors in interests to vote their Series B shares and Series C shares with the holders of the outstanding Unaffiliated Series A shares entitled to vote on such proposal. The foregoing provision does not apply to the General Partners' (or their successors in interests) voting of their Series A shares (including Series A shares issued upon conversion of the Series B shares and Series C shares).

        Section 2.  Amendment by Directors. Subject to the rights of the
                    ----------------------
shareholders as provided in Section 1 of this Article XI, to adopt, amend or repeal bylaws, bylaws may be adopted, amended or repealed by the board of directors; provided, however, that after the issuance of shares, the board of directors may adopt a bylaw or amendment of a bylaw changing the authorized number of directors only for the purpose of fixing the exact number of directors within the limits specified in the articles of incorporation or in Section 2 of
Article IV of these bylaws, and provided further that bylaws relating to the voting of Series B shares and Series C shares (Section 14 of Article III), bylaws relating to the corporation's qualification as a real estate investment trust (Sections 7, 10 and 12 of Article IX), bylaws covering the sale, exchange or financing of all or substantially all of the corporation's assets in a single transaction or series of transactions that are part of a single plan (Section 8 of Article III), bylaws requiring that a majority of the directors be Independent Directors (Section 3 of Article IV), bylaws relating to the issuance of additional shares of capital stock or debt securities convertible into shares of capital stock of the corporation (Section 8 of Article III), bylaws relating to restrictions on transactions with PSI or its affiliates (Section 8 of Article
IX), bylaws relating to restrictions on the repurchase by the corporation of its shares (Section 9 of Article IX), bylaws relating to the distribution of sale or financing proceeds before the Series A shares and Series B shares are converted (Section 11 of Article IX) and bylaws relating to restrictions on investment objectives (Section 2 of Article X) may not be amended or repealed without the vote or written consent of holders of a majority of the outstanding shares entitled to vote.

     Amendment to Bylaws of Public Storage Properties XI, Inc. Adopted by the Shareholders of Public Storage Properties XI, Inc. on September 19, 1991:

          RESOLVED: That Article IX of the corporation's bylaws is hereby amended to add Section 14 which shall read as follows:

             "Section 14. Proposal for Sale of Properties. During 1997, unless
                          -------------------------------
          shareholders had previously approved such a proposal, the shareholders will be presented with a proposal to approve or disapprove (a) the sale of all or substantially all of the corporation's properties and
          (b) the distribution of the proceeds from such sale and the liquidation of the corporation, unless the proceeds of such sale include deferred payments, in which case the corporation would be liquidated following receipt of all deferred payments. This provision may not be amended or repealed without the vote or written consent of holders of a majority of the outstanding shares entitled to vote."

                              AMENDMENTS TO BYLAWS
                     OF PUBLIC STORAGE PROPERTIES XI, INC.
                         ADOPTED BY THE SHAREHOLDERS OF
              PUBLIC STORAGE PROPERTIES XI, INC. ON JULY 30, 1992


   RESOLVED: That the first sentence of Article IX, Section 7, subsection (c) of the corporation's Bylaws is hereby amended to read as follows:

      "Notwithstanding any other provision of these Bylaws to the contrary, and subject to the provisions of Section 7(f) of this Article IX, the corporation may prohibit any person from directly or indirectly acquiring ownership (beneficial or otherwise) in the aggregate of more than 5.5% of the outstanding shares of the corporation (the 'Limit')."

   RESOLVED FURTHER: That Article IX, Section 7, subsection (f) of the corporation's Bylaws is hereby amended to read as follows:

      "(f) The Limit shall not apply to the shares issued with respect to the General Partners' interests in the Partnership or the shares of Common Stock Series A issued in connection with the conversion of the Common Stock Series B and Common Stock Series C to shares of Common Stock Series A pursuant to the corporation's Articles of Incorporation or to a person who acquires all of the corporation's shares in a single transaction. For purposes of the foregoing sentence, 'a single transaction' shall include a transaction whereby a party makes a tender offer that is conditioned upon both (1) a tender of at least 51% of the corporation's outstanding shares and (2) the closing of a subsequent merger whereby the offeror acquires all of the remaining shares, provided, however, that these conditions are non-waivable. For purposes of this subparagraph (f), shares issued with respect to the General Partners' interests shall include shares issued to a successor or transferee of the General Partners. The directors in their discretion may exempt from the Limit ownership of certain designated shares while owned by a person who has provided the directors with evidence and assurance acceptable to the directors that the qualification of the corporation as a REIT would not be jeopardized thereby."

   RESOLVED FURTHER: That Article IX, Section 9 of the corporation's Bylaws is hereby amended to read as follows:

      "Section 9.  Repurchase of Shares.  The corporation may purchase or
                   --------------------
      reacquire its shares and invest its assets in its own shares, provided, that (i) in each case the consent of the board of directors shall have been obtained; (ii) until the conversion of the Series B and Series C Shares into Series A Shares, the corporation will not repurchase Series A Shares during any calendar quarter unless the dividend per Series A Share paid or to be paid with respect to such calendar quarter is at least equal to (a) the Partnership distribution paid during the quarter ended December 31, 1990 divided by (b) 25; and (iii) until the conversion of the Series B and Series C Shares into Series A Shares, the corporation will not repurchase Series A Shares in the event that after such repurchase of Series A Shares, the Series B and Series C Shares (assuming, for this purpose, that such Series B and Series C Shares were converted into Series A Shares on the date of such repurchase), would represent more than 33% of the issued and outstanding Series A Shares

      (assuming, for this purpose, that such Series B and Series C Shares were converted into Series A Shares on the date of such repurchase)."

   RESOLVED FURTHER: That Article IX, Section 10 of the corporation's Bylaws is hereby amended to read as follows:

      "Section 10.  Legend.  Each new certificate for shares of the corporation
                    ------
      issued after approval of these Bylaw amendments by such corporation's shareholders shall bear the following legend:

          "FOR THE CORPORATION TO QUALIFY AS A REIT UNDER THE INTERNAL REVENUE CODE, NOT MORE THAN 50% OF ITS OUTSTANDING SHARES MAY BE OWNED BY FIVE OR FEWER INDIVIDUALS. SECTION 7 OF ARTICLE IX OF THE BYLAWS PROVIDES THAT THE CORPORATION MAY PROHIBIT ANY PERSON (OTHER THAN THE HOLDERS OF SHARES OF COMMON STOCK SERIES B AND COMMON STOCK SERIES C OF THE CORPORATION OR SHARES OF COMMON STOCK SERIES A OF THE CORPORATION ISSUED IN CONNECTION WITH THE CONVERSION OF THE SHARES OF COMMON STOCK SERIES B AND COMMON STOCK SERIES C TO SHARES OF COMMON STOCK SERIES A OF THE CORPORATION PURSUANT TO THE ARTICLES OF INCORPORATION OF THE CORPORATION, OR A PERSON WHO ACQUIRES ALL OF THE OUTSTANDING SHARES OF THE CORPORATION IN A SINGLE TRANSACTION) FROM DIRECTLY OR INDIRECTLY ACQUIRING OWNERSHIP (BENEFICIAL OR OTHERWISE) IN THE AGGREGATE OF MORE THAN 5.5% OF THE OUTSTANDING SHARES OF THE CORPORATION. TO ENFORCE THIS REQUIREMENT, THE DIRECTORS MAY GENERALLY CAUSE THE CORPORATION TO REPURCHASE SHARES HELD BY ANY PERSON IN EXCESS OF THE 5.5% LIMIT. A SHAREHOLDER WHO KNOWINGLY HOLDS EXCESS SHARES IS REQUIRED TO NOTIFY AND INDEMNIFY THE CORPORATION FOR ANY LOSSES THE CORPORATION MAY SUFFER AS A RESULT OF SUCH HOLDINGS. THE DIRECTORS MAY REFUSE TO TRANSFER THE SHARES TO A PROPOSED TRANSFEREE IF THE PROPOSED TRANSFER OF SHARES RESULTS IN OWNERSHIP BY SUCH TRANSFEREE OF MORE THAN 5.5% OF THE OUTSTANDING SHARES. IN ADDITION, ANY TRANSFER OF SHARES THAT WOULD CAUSE DISQUALIFICATION OF THE CORPORATION AS A REIT SHALL BE VOID AB INITIO. THE CORPORATION WILL FURNISH A COPY OF SECTION 7 OF
          ARTICLE IX OF THE BYLAWS TO THE REGISTERED HOLDER OF THIS CERTIFICATE UPON REQUEST AND WITHOUT FURTHER CHARGE."

   RESOLVED FURTHER: That Article IX, Section 14 of the corporation's Bylaws is hereby amended to read as follows:

      "Section 14.  Proposal for Sale or Financing of Properties.  During 1997,
                    --------------------------------------------
      unless shareholders had previously approved such a proposal, the shareholders will be presented with a proposal to approve or disapprove
      (a) the sale or financing of all or substantially all of the corporation's properties and (b) the distribution of the proceeds from such transaction and, in the case of a sale, the liquidation of the corporation, unless the proceeds of such sale include deferred payments, in which case the corporation would be liquidated following receipt of all deferred payments. This provision may not be amended or repealed without the vote or written consent of holders of a majority of the outstanding shares entitled to vote."

   RESOLVED FURTHER: That Article X, Section 2, subsection (a) of the corporation's Bylaws is hereby amended to read as follows:

      "(a) To provide a source from which to meet contingencies, the corporation may temporarily invest its funds in short-term, highly liquid investments where there is appropriate safety of principal, such as government obligations, certificates of deposit, short-term debt obligations and interest-bearing accounts. A portion of the corporation's reserves may be invested in the securities of REITs sponsored by PSI or its affiliates, provided that such investments do not represent more than 1% of the corporation's assets (before accumulated depreciation) and such investments are approved by the Independent Directors."

   RESOLVED FURTHER: That Article X, Section 2 of the corporation's Bylaws is hereby amended to add subsection (i) which shall read as follows:

      "(i) No proposal for a transaction described in Article III, Section 14, subsections (a)(i) and (iii) shall be made to the shareholders unless accompanied by a fairness opinion from an independent nationally recognized investment banking firm, which opinion shall include a statement of value as to any non-cash consideration involved in the proposal. Management shall not make any recommendation that shareholders approve any such proposal. The Independent Directors shall not be precluded from making a recommendation with respect to any such proposal."

       AMENDMENTS TO BYLAWS OF PUBLIC STORAGE PROPERTIES XI, INC. (PSP11)
            ADOPTED BY THE BOARD OF DIRECTORS ON DECEMBER 12, 1997,
         TO BE EFFECTIVE UPON THE DATE OF PSP11 SHAREHOLDER APPROVAL OF
         THE MERGER OF AMERICAN OFFICE PARK PROPERTIES, INC. INTO PSP11

          RESOLVED: That the first paragraph of Section 5 of Article IV of the corporation's Bylaws is hereby amended in its entirety to read as follows:

          "Section 5.  Vacancies.  Except as otherwise agreed by the
                       ---------
corporation, vacancies in the board of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote. Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified."

          RESOLVED FURTHER: That Section 10 of Article IV of the corporation's Bylaws is hereby amended in its entirety to read as follows:

          "Section 10.  Quorum.  A majority of the authorized number of
                        ------
directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 11 of this Article IV. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of Section 310 of the Corporations Code of California (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 311 of that Code (as to appointment of committees), and Section 317(e) of that Code (as to indemnification of directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting."

          RESOLVED FURTHER: That Article VII of the corporation's Bylaws is hereby amended in its entirety to read as follows:

                                  "ARTICLE VII

                                Indemnification
                                ---------------

     Section 1.  Indemnification of Directors, Officers, Employees and Other
                 -----------------------------------------------------------
Agents.  The corporation shall indemnify each of its agents to the maximum
------
extent permitted by the California General Corporation Law, as the same exists on the date of adoption of this Article VII or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the corporation to provide broader indemnification rights than were permitted prior to such amendment or interpretation), against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of the corporation. For purposes of this Article, an "agent" of the corporation includes any person who is or was a director, officer, employee, or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

     Section 2.  Insurance.  Upon and in the event of a determination by the
                 ---------
board of directors of this corporation to purchase such insurance, this corporation shall purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not this corporation would have the obligation to indemnify the agent against that liability under the provisions of this Article VII."

                                       2